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                                                                   EXHIBIT 10.1




                            MERCANTILE NATIONAL BANK
                              STAY BONUS AGREEMENT



         Agreement made as of     , 1995 by and between National Mercantile
Bancorp, with its office located at 1840 Century Park East, Los Angeles, California 90067 (the "Company"), Mercantile National Bank (the "Bank"), at the
same location, and        who resides at                     (The "Executive").


                                  WITNESSETH:

         WHEREAS, the Executive is employed by the Bank; and

         WHEREAS, the Company has retained Sutro & Co. to advise it concerning enhancing shareholder value; and

         WHEREAS, the Bank considers it worthwhile to retain Executive's services through the completion of whatever process emerges in the next few months to enhance shareholder value.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the Parties agree as follows:
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         1.      Definitions.

                 (a) "Base Salary" shall mean the Executive's highest annualized base salary in any 30-day period during the three years immediately preceding the commencement of the Term of Employment, or any increased salary thereafter granted to the Executive by the Bank.

                 (b) "Board" shall mean the Board of Directors of the Company.

                 (c) "Cause" shall mean (i) the Executive has committed a felony involving moral turpitude, or (ii) the Executive in carrying out the Executive's duties under this Agreement is guilty of (A) willful gross neglect or (B) willful gross misconduct resulting, in the case of either (A) or (B), in material harm to the Company or the Bank, unless such act, or failure to act, under this clause (ii) was believed by the Executive in good faith to be in the best interests of the Company or the Bank.

                 (d) A "Change in Control" shall mean the occurrence of any one of the following events, notwithstanding the prior occurrence of any other event constituting a "Change in Control":

         (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934 (the "1934 Act"), other than the Company, another corporation of which the Company owns more that 50% of its Voting Stock (a "subsidiary") or any employee Benefit plan sponsored by the Company or a Subsidiary, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the 1934 Act, of 24.9% or more of the Voting Stock of the Company or the Bank;

         (ii) the majority of the Board consists of individuals other than the Incumbent Directors;

         (iii) the Company or Bank adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;
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         (iv) all or substantially all of the business of the Company or the
Bank is disposed of pursuant to a merger, consolidation or other transaction in which the Company or the Bank is not the surviving corporation, or is substantially or completely liquidated (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company); or

         (v) the Company or the Bank, combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination (other than the shareholders who, immediately prior to the combination, were "affiliates" of such other company, as such term is defined in the rules of the Securities and Exchange Commission), do not beneficially own, directly or indirectly, more than 50% of the Voting Stock of the combined company; provided, however, that notwithstanding the occurrence of any events described in clauses (i), (iii),
(iv) and (v) above, no "Change in Control" shall be deemed to have occurred if immediately following such event (A) members of the Board or employees of the Company and its Subsidiaries who file or are required to file (or immediately prior to such event, filed or were required to file), reports under Section 16(a) of the 1934 Act (the "Reporting Employees"), are beneficial owners, directly or indirectly, in the aggregate of 20% of the Voting Stock of the Company or its successor, as the case may be, and (B) no person, as defined above (other than a person (x) in which a Reporting Employee or Reporting Employees hold an interest of 10% or more and (y) through which such Reporting Employee or Reporting Employees beneficially own, in the aggregate, at least 5% of such Voting Stock), is the beneficial owner, directly or indirectly, as a result of such event, of a greater percentage of such Voting Stock than the percentage then held by the Reporting Employees as determined pursuant to clause (A) of this proviso; or that no "Change
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of Control" shall be deemed to have occurred as a result of regulatory takeover by the Company or the Bank, and in such event this agreement shall be of no force and effect what-so-ever; or

         (vi) the Company or the Bank sells, through a "private placement" or "public offering" as such terms are used in the Securities Act of 1933 (the "1933 Act") or any combination of private placements or public offerings a number of shares equal to 66.7% of its currently outstanding shares during the Term of this Agreement as set out in Section 2, exclusive of any shares issued to employees or former employees pursuant to the exercise of employee stock options.

                 (e) "Confidential Information" shall mean all nonpublic information concerning the Company's or the Bank's business relating to its products, customer lists, financial information, marketing plans and strategies. Confidential Information shall also include the existence of and the contents of this Stay Bonus Agreement. Confidential Information does not include information that is or becomes, available to the public, unless such availability occurs through an unauthorized act on the part of Executive.

                 (f) "Disability" shall have the same meaning as is currently given that term under the Company's or Bank's long-term disability plan, except that it shall have the meaning given in any amendment to such plan to the extent that the meaning of such term is modified to the benefit of the Executive.

                 (g) "Incumbent Director(s)" shall mean the members of the Board on the date of this Agreement, provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by two-thirds (but in no event less than two) of the directors who at the time of such election or nomination comprise the Incumbent Directors shall, for purposes of this Agreement, be considered to be an Incumbent Director.

                 (h) "Reference Date" shall mean (i) the date immediately preceding the date on which one or more Changes in Control occur; or (ii) the date immediately preceding the date, if any, on which the Executive's employment is terminated by the Company or the Bank prior to the occurrence of such first Change in Control, if the Executive can reasonably demonstrate that the Executive's termination (A) was at the direction or request of a third party that had taken steps reasonably calculated to
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thereafter effect the Change in Control or (B) otherwise occurred in connection with or in anticipation of a Change in Control.

                 (i) "Voting Stock" of any corporation shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absences of contingencies, to elect the directors of such corporation.

         2.  Term of Agreement.

              This Stay Bonus Agreement shall be effective as of the date first written above and shall terminate upon the earlier of (a) the second anniversary of that date or (b) the date Executive is no longer employed by Bank.

         3.  Stay Bonus.

                 Upon the occurrence of any Change of Control, the Executive immediately shall be paid an amount equal to ten per cent (10%) of the Executive's Base Salary.

         4.  Indemnifications.

                 (a) If the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that the Executive is or was a director or officer of the Company or the Bank, or is or was serving at the request of the Company or the Bank as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is an alleged act or failure to act in an official capacity as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company or the Bank to the fullest extent authorized by California law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, including, without limitation, payment of expenses incurred in defending a Proceeding prior to final disposition of such Proceeding (subject to receipt of an undertaking by the Executive to repay such amount if it shall ultimately be determined that the Executive is not
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entitled to be indemnified by the Company or the Bank under California law), and such indemnification shall continue as to the Executive even if the Executive has ceased to be a director, officer, member, employee or agent of the Company or the Bank or other enterprise and shall inure to the benefit of the Executive's heirs, executors and administrators.

                 (b) If the amount owed under 4(a) above is not paid in full by the Company or the Bank within 30 days after a written claim has been received by the Company or the Bank, the Executive may at any time thereafter bring suit against the Company or the Bank to recover the unpaid amount of the claim and if successful in whole or in part, the Executive shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the Executive has not met the standards of conduct which make it permissible under California law for the Company or the Bank to indemnify the Executive for the amount claimed. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) or the Bank to have made a determination prior to the commencement of such action that indemnification of the Executive is proper in the circumstances because the Executive had met the applicable standard of conduct set forth under California law, nor an actual determination by the Company (including the Board, independent legal counsel, or its stockholders) or the Bank, that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                 (c) The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 4 shall not be exclusive of any other right which the Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company or the Bank, agreement, vote of stockholders or disinterested directors or otherwise.

         5.  Confidentiality.

                 The Executive shall not, without the prior written consent of the Company, or the Bank, divulge, disclose or make accessible to any other person, firm, partnership or corporation or other entity any Confidential Information
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pertaining to the business of the Company or the Bank, except (a) while employed by the Company or the Bank in the business of and for the benefit of the Company or the Bank (b) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or the Bank, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information.

         6.  Resolution of Disputes.

               Any disputes arising under or in connection with this Agreement shall, at the discretion of the Executive, be resolved by arbitration to be held in Los Angeles, California in accordance with the American Arbitration Association's Commercial Arbitration Rules then in effect. Costs of the arbitration or litigation, including, without limitation, attorney's fees of both Parties, shall be borne by the Company and the Bank, and pending the resolution of any arbitration or court proceeding, the Company or the Bank shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

         7.  Effect of this Agreement on Other Benefits.

               Nothing in this Agreement shall curtain the Executive's entitlement to participate, in accordance with applicable terms and provisions, in the executive compensation, employee benefit and other plans or programs in which senior executives of the Company or the Bank are eligible to participate.

         8.  Assignability:  Binding Nature.

               This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and assigns. No rights or obligations of the Company and the Bank under this Agreement may be assigned or transferred by the Company or the Bank, except that such rights or obligations shall be assigned or transferred pursuant to a merger or consolidation in which the Company or the Bank is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company or the Bank, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company or the Bank and
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such assignee or transferee shall assume the liabilities, obligations, and duties of the Company or the Bank, as contained in this Stay Bonus Agreement, either contractually or as a matter of law. The Company and the Bank further agree that in the event of a merger, consolidation, sale of assets or liquidation as described in the preceding sentence the Company or the Bank shall cause such assignee or transferee to assume the liabilities, obligations, and duties of the Company and the Bank, hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than the Executive's rights to compensation and benefits, which may be transferred only by will or operation of law.

         9.  Representation.

                The Company, the Bank, and the Executive each represent and warrant that each is fully authorized and empowered to enter into this Agreement and that the performance of its or the Executive's obligations under this Agreement will not violate any agreement between it or The Executive and any other person, form or organization.

         10.  Entire Agreement.

                This Agreement contains the entire agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect hereto.

         11.  Amendment or Waiver.

                No provision in this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing and signed by the Executive and a duly authorized officer of the Company or the Bank. No waiver by either party of any breach by the other Party of any condition or provision of this Agreement to be performed by the other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.

         12.  Severability.

                In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the
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remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         13. Survivorship.

               The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations, including, but not limited to, the rights of the Executive under Sections 4, 5 and 6.

         14.  Beneficiaries References.

                The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit which had become due prior to but, by reason of timing might actually be payable following the Executive's death, and may change such election, in either case by giving the Company or the Bank written notice thereof. In the event of the Executive's death or a judicial determination of the Executive's incompetence, reference in this agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's beneficiary, estate, committee, conservator or other legal representative.

         15.  Governing Law.

                This Agreement shall be governed by and construed in accordance with the laws of California without reference to principles of conflict of laws.

         16.  Notices.

                Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company or the Bank;

                 Mr. Howard P. Ladd
                 Chairman of the Board
                 Mercantile National Bank
                 1840 Century Park East
                 Los Angeles, CA 90067
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If to the Executive;

         17.  Headings.

                The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning and construction of any provision of this Agreement.

         18.  Counterparts.

                 This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                                By: _______________________
                                                    Executive

                                                National Mercantile Bancorp,
                                                          "Company"

                                                By: ________________________
                                                    Howard P. Ladd
                                                    its Chairman

                                                Mercantile National Bank
                                                          "Bank"

                                                By: _______________________
                                                    Howard P. Ladd
                                                    its Chairman